                                                                   EXHIBIT 10.21

                         SECURITIES PURCHASE AGREEMENT

          SECURITIES PURCHASE AGREEMENT dated as of October 21, 1998 between ENDOREX CORP., a Delaware corporation (the "Company"), and ELAN INTERNATIONAL SERVICES, LTD., a Bermuda corporation ("EIS").

                               R E C I T A L S:

          A. The Company desires to issue and sell to EIS, and EIS desires to purchase from the Company, on the date hereof, as provided herein, 84,105 shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock"), which shall be issued to EIS pursuant to the Certificate of Designations in the form attached hereto as Exhibit A (the "Certificate of Designations"), for aggregate
                   ---------
consideration of $8,410,500.

          B. The Company may hereafter issue a new series of convertible indebtedness, to be evidenced by a promissory note with a maximum permitted borrowing amount of $4,806,000 and otherwise in the form attached hereto as Exhibit B (the "Convertible Note"; together with the Series C Preferred Stock,
---------
the "Securities"), which EIS agrees to purchase in accordance with and subject to the terms and conditions contained herein, as requested by the Company.

          C. The Company and EIS have caused to be formed Endorex Newco, Ltd., a Bermuda corporation ("Newco"), for the purpose of researching, developing and commercializing certain technologies relating to certain intellectual property to be licensed to Newco as of the date hereof by an affiliate of EIS. The initial stockholders in Newco shall be the Company and EIS. The parties intend, as provided herein, that the proceeds of the issuance of the Series C Preferred Stock shall be applied by the Company solely to fund the Company's initial investment in Newco.

          D. The Company and EIS are executing and delivering on the date hereof a Registration Rights Agreement in the form attached hereto as Exhibit C
                                                                      ---------
(the "Registration Rights Agreement"; together with this Agreement, the Securities, and each other document or instrument executed and delivered in connection with the transactions contemplated hereby, including in connection with the initial formation and capitalization of Newco, the "Transaction Documents") in respect of the common stock of the Company, par value $.001 per share (the "Common Stock"), underlying the Series C Preferred Stock and in respect of the shares of Common Stock into which the Convertible Note may be converted.

                              A G R E E M E N T:

          The parties agree as follows:

          SECTION 1.  Closings.
                      --------

          (a)  Time and Place. The closing of the transactions contemplated
               --------------
hereby (the "Closing") shall occur on the date hereof (the "Closing Date"), at such place as the parties may agree.

          (b)  Issuance of Securities. At the Closing, the Company shall issue
               ----------------------
and sell to EIS, and EIS shall purchase from the Company the Series C Preferred Stock for an aggregate purchase price of $8,410,500.

          (c)  Execution of Convertible Note. At the Closing, the Company and
               -----------------------------
EIS shall enter into and execute the Convertible Note.

          (d)  Delivery. At the Closing, EIS shall pay the purchase price for
               --------
the Series C Preferred Stock by wire transfer of immediately available funds to an account or accounts designated by the Company and the parties hereto shall execute and deliver to each other, as applicable: (i) a certificate or certificates for the shares of the Series C Preferred Stock; (ii) the Convertible Note; (iii) certificates as to the incumbency of the officers executing this Agreement and each of the other documents or instruments executed in connection herewith; and (iv) each of the other documents or instruments executed in connection herewith. In addition, at the Closing, the Company shall cause to be delivered to EIS an opinion of counsel in form attached hereto as Exhibit D.
---------

          (e)  Exemption from Registration. The Securities will be issued under
               ---------------------------
an exemption or exemptions from registration under the Securities Act of 1933, as amended; accordingly, the certificates evidencing the Securities shall, upon issuance, contain the following legend:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

          (f)  Registration Rights Agreement. On the date hereof, the Company
               -----------------------------
and EIS are each executing and delivering the Registration Rights Agreement, covering the shares of any Common Stock issuable upon conversion, exercise or exchange of any of the Securities.

          SECTION 2.  Representations and Warranties of the Company.  The
                      ---------------------------------------------
Company hereby represents and warrants to EIS as follows:

          (a)  Organization and Qualification. The Company is duly organized,
               ------------------------------
validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. The Company is qualified and in good standing to do business in jurisdictions set forth on
Schedule 2(a), which constitute all of the jurisdictions in which the
-------------
nature of the business conducted or the property owned by it requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect (as defined below) on the business, prospects, properties or condition (financial or otherwise) of the Company.

          (b)  Capitalization.
               --------------

               (i) The authorized capital stock of the Company as of September 30, 1998 consisted of 50,000,000 shares of Common Stock, of which 9,936,110 were issued and outstanding, and 500,000 shares of Preferred Stock, of which (A) 100,000 are designated as Series A Junior Participating Preferred Stock, none of which were issued or outstanding, and (B) 200,000 are designated as Series B Convertible Preferred Stock, of which 80,100 shares were issued and outstanding.

               (ii)   Except as listed in Schedule 2(b) and in the Company's
                                          -------------
filings with the Securities and Exchange Commission on or prior to the date hereof (the "SEC Filings"), as of the Closing Date there are no options, warrants or other rights outstanding to purchase, subscribe for or otherwise acquire, or any securities convertible into, any of the Company's authorized capital stock. Other than as set forth in this Agreement and as described in
Schedule 2(b), there are no agreements, arrangements or understandings
-------------
concerning the voting, acquisition or disposition of any of the Company's outstanding securities to which the Company is a party or of which it is otherwise aware, and, other than as set forth in Schedule 2(b) or in the
                                                 -------------
Registration Rights Agreement, there are no agreements to register any of the Company's outstanding securities under the U.S. Federal securities laws.

               (iii) All of the outstanding shares of capital stock of the Company have been issued in accordance with applicable state and federal laws and regulations governing the sale and purchase of securities, all of such shares of have duly and validly issued and are fully paid and non-assessable, and none of such shares carries preemptive or similar rights.

          (c)  Authorization of Transaction Documents. The Company has full
               --------------------------------------
corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of the Transaction Documents have been authorized by all requisite corporate actions by the Company; and the Transaction Documents have been duly executed and delivered by the Company, are the valid and binding obligations of the Company, and are enforceable against the Company in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, and except as enforcement of rights to indemnity and contribution hereunder and thereunder may be limited by U.S. Federal or state securities laws or principles of public policy.

          (d)  No Conflicts. The execution, delivery and performance by the
               ------------
Company of the Transaction Documents, and compliance with the provisions thereof by the Company, will not (i) violate any provision of applicable law, statute, rule or regulation applicable to the Company or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company or any of their respective properties or assets or (ii) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any Encumbrance (as defined below) upon any of the properties or assets of the Company under its Certificate of Incorporation, as amended, its Certificate of Designations (in the form to be filed as provided herein) or By-laws, or any material contract to which the Company is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on the business, prospects, properties or condition (financial or otherwise) of the Company (a "Material Adverse Effect"). As used herein, "Encumbrance" shall mean any liens, charges, encumbrances, equities, claims, options, proxies, pledges, security interests, or other similar rights of any nature, except for such conflicts, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

          (e)  Approvals. Except as set forth on Schedule 2(e), no material
               ---------                         -------------
permit, authorization, consent or approval of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of the Transaction Documents by the Company. There is no approval of the Company's stockholders required under applicable laws in connection with the execution and delivery the Transaction Documents or the consummation of the transactions contemplated thereby, including the filing of the Certificate of Designations and the issuance of the Securities.

          (f)  Filings, Taxes and Financial Statements.
               ---------------------------------------

               (i) The Company has filed its annual report on Form 10-KSB for the fiscal year ended December 31, 1997 (the "Annual Report"), its related proxy materials and the quarterly report on Form 10-QSB for the quarter ended June 30, 1998 (the "Quarterly Report,") with the Securities and Exchange Commission and any other required person or entity (governmental or otherwise) in a timely manner and as otherwise required by applicable laws and regulations, including the federal securities acts. The audited financial statements of the Company for the fiscal year ended December 31, 1997 included in the Annual Report (the "Audited Financial Statements"), and the Company's unaudited balance sheet for the period ending June 30, 1998, together with the accompanying statements of operations and cash flows including the notes thereto (the "June Financial Statements"; collectively, with the Audited Financial Statements, the "Financial Statements") are accurate and complete in all material respects and fairly present the financial condition of the Company as at the dates thereof and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be otherwise indicated in such financial statements or the notes thereto), subject, in the case of the June Financial Statements, to normal year-end audit adjustments (which shall not be material in the aggregate) and the absence of footnote disclosures.

               (ii) The Company has filed in a timely manner all material federal, state, local and foreign tax returns, reports and filings (collectively, "Returns"), including income, franchise, property and other taxes, and has paid or accrued the appropriate amounts reflected on such Returns. None of the Returns have been audited or challenged, nor has the Company received any notice of challenge nor have any of the amounts or other data included in the Returns been challenged or reviewed by any governmental authority.

               (iii)  Except as listed in Schedule 2(f), which sets forth a true
                                          -------------
and accurate list and description of any such plans maintained or sponsored by the Company or to which the Company is required to make contributions, the Company does not maintain, sponsor, is not required to make contributions to or otherwise have any liability with respect to any pension, profit sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock ownership, stock purchase, performance share, bonus or other incentive plan, severance plan, health or group insurance plan, welfare plan, or other similar plan, agreement, policy or understanding (whether written or oral), whether or not such plan is intended to be qualified under Section 401(a) of the Code, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, which plan covers any employee or former employee of the Company.

          (g)  Absence of Changes. Except as set forth on Schedule 2(g), since
               ------------------                         -------------
June 30, 1998, there has not been (a) any material adverse change in the business, properties, condition (financial or otherwise), operations or prospects of the Company; (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, condition (financial or otherwise), operations or prospects of the Company; (c) any declaration, setting aside or payment of any dividend or other distribution or payment (whether in cash, stock or property) in respect of the capital stock of the Company, or any redemption or other acquisition of such stock by the Company; (d) any disposal or lapse of any trade secret, invention, patent, trademark, trademark registration, service mark, service mark registration, copyright, copyright registration, or any application therefor or filing in respect thereof; (e) loss of the services of any of the key officers or key employees of the Company; (f) any incurrence of or entry into any liability, mortgage, lien, commitment or transaction, including without limitation, any borrowing (or assumption or guarantee thereof) or guarantee of a third party's obligations, or capital expenditure (or lease in the nature of a conditional purchase of capital equipment) in excess of $50,000; or (g) any material change by the Company in accounting methods or principles or (h) any change in the assets, liabilities, condition (financial or otherwise), results or operations or prospects of the Company from those reflected on the Quarterly Report, except changes in the ordinary course of business that have not, individually or in the aggregate, had a Material Adverse Effect.

          (h)  No Liabilities. Except as set forth in the SEC Filings or
               --------------
Schedule 2(h), the Company has not incurred or suffered any liability or
-------------
obligation, matured or unmatured, contingent or otherwise, except in the ordinary course of business, that has had, individually or in the aggregate, a Material Adverse Effect.

          (i)  Properties and Assets; Etc.
               --------------------------

               (i) The Company does not own any interest in real property, and (ii) the Company owns or has the right to use pursuant to license, sub-license, agreement or permission all Intellectual Property necessary for the operation of its business as presently conducted, including patents, patent applications, continuations, continuations-in-part, extensions, trademarks and trademark applications, know-how and other intellectual property, as reflected in the Financial Statements, subject in each case, to no Encumbrances required to be disclosed in the Financial Statements except as set forth therein. Except as set forth on Schedule 2(i), (A) all of the Company's patents, trademarks,
                -------------
service marks, trade names, and copyrights which are owned by the Company are owned free and clear of all liens, claims and encumbrances and are valid and duly issued or existing; none of the Company's rights in or use of such patents, trademarks, service marks, trade names or copyrights has been or is currently being threatened to be, challenged; to the Company's knowledge, no current or currently planned product based upon the Company's intellectual property would infringe any patent, trademark, service mark, trade name or copyright of any other person or entity issued or pending on the Closing Date if the Company were to distribute, sell or manufacture such products; and the Company is not aware, after due inquiry, of any actual or threatened claim by any person or entity alleging any infringement by the Company of a patent, trademark, service mark, trade name or copyright possessed by such Person; (B) all of such patents, trademark registrations, service mark registrations, trade name registrations and copyrights and copyright registrations, whether foreign or domestic, have been duly issued and have not been canceled, abandoned, or otherwise terminated; and (C) all of the Company's patent applications, trademark applications, service mark applications, trade name applications and copyright applications have been duly filed.

               (ii) Each of the contracts listed as an exhibit to the Company's Annual Report (each, a "Contract") is a legal and valid agreement binding upon each of the parties thereto and is in full force and effect and, to the best knowledge of the Company, there is no breach or default by any party thereunder. Such Contracts constitute all material agreements, arrangements or understandings required to be included in such Annual Report under Securities and Exchange Commission regulations promulgated in connection therewith.

               (iii) The Company has and maintains adequate and sufficient insurance, including liability, casualty and products liability insurance, covering risks associated with its business, properties and assets, including insurance that is customary for companies similarly situated.

               (iv) The Company, its business and properties and assets are in compliance, in all material respects, with all applicable laws and regulations, including without limitation, those relating to (a) health, safety and employee relations, (ii) environmental matters, including the discharge of any hazardous or potentially hazardous materials into the environment, and (iii) the development, commercialization and sale of pharmaceutical and biotechnology products, including all applicable regulations of the U.S. Food and Drug Administration and comparable foreign regulatory authorities.

          (j)  Legal Proceedings, etc. There is no legal, administrative,
               ----------------------
arbitration or other action or proceeding or governmental investigation pending or threatened against the Company, or any director, officer or employee of the Company, which is required to be described in the Company's SEC Filings and is not so described. The Company is not in violation of or default under, any material laws, judgments, injunctions, orders or decrees of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to its business.

          (k)  Disclosure. The Company's SEC Filings and the representations and
               ----------
warranties set forth herein and in the other Transaction Documents, when viewed collectively, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein and therein not misleading.

          (l)  Brokers or Finders. Other than as set forth on Schedule 2(l), the
               ------------------                              -------------
Company has not retained any investment banker, broker or finder in connection with the transactions contemplated by the Transaction Documents; and the Company agrees to indemnify and hold EIS harmless against any liability, settlement or expense arising out of, or in connection with, any claims related thereto.

          SECTION 3.  Representation and Warranties of EIS.  EIS hereby
                      ------------------------------------
represents and warrants to the Company as follows:

          (a)  Organization. EIS is a corporation duly organized, validly
               ------------
existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. EIS is qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the business or condition (financial or otherwise) of EIS.

          (b)  Authorization of Agreement.  EIS has full legal right, power and
               --------------------------
authority to enter into this Agreement and each of the other Transaction Documents, to purchase and accept the Series C Preferred Stock, to enter into the Convertible Note, and to perform its obligations hereunder and thereunder, which have been duly authorized by all requisite corporate action. This Agreement and each of the other Transaction Documents are the valid and binding obligations of EIS, enforceable against them in accordance with their terms.

          (c)  No Conflicts. The execution, delivery and performance by EIS of
               ------------
this Agreement and each of the other Transaction Documents, the purchase and acceptance of the Series C Preferred Stock and compliance with provisions hereof and thereof by EIS, will not (i) violate any provisions of applicable law, statute, rule or regulation applicable to EIS or any ruling, written, injunction, order, judgment or decree of any court, arbitration, administrative agency of other governmental body applicable to EIS of any of its properties or assets or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time to both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of EIS under the Articles of Association or By-laws of EIS or any material contract to which EIS is party, except where such violation conflict or breach would not, individually or in the aggregate, have a Material Adverse Effect on EIS.

          (d)  Approvals. No permit, authorization, consents or approval of or
               ---------
by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement or the Note (including the funding and acceptance thereof) by EIS.

          (e)  Investment Representations.
               --------------------------

               (i) EIS is sophisticated in transactions of this type and capable of evaluating the merits and risks of the transactions described herein and in the other Transaction Documents, and has the capacity to protect its own interests. EIS has not been formed solely for the purpose of entering into the transactions described herein and therein and is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for sale in connection with, any distribution of any part thereof; provided, that EIS shall be permitted to convert or exchange such Securities and/or transfer them as permitted herein and under applicable law.

               (ii) Nothing contained in this Section 3(e) shall limit any of the Company's representations or warranties or limit EIS's recourse in respect thereof.

               (iii)  Other than as set forth on Schedule 3(e)(iii), EIS has not
                                                 ------------------
retained any investment banker, broker or finder in connection with the transactions contemplated by the Transaction Documents; and EIS agrees to indemnify and hold the Company harmless against any liability, settlement or expense arising out of, or in connection with, any claims related thereto.

          (f)  Standstill. EIS shall not, for a period of two years from the
               ----------
Closing Date, without the prior written approval of the Company's board of directors, (i) acquire any of the Company's Common Stock (or securities exchangeable, convertible or exercisable therefor) other than as contemplated herein, (ii) enter into any merger, consolidation or similar transaction with the Company, (iii) otherwise attempt to influence such board of directors or the Company's stockholders to effect a merger, consolidation, sale of all or substantially all of the Company's assets or business or (iv) make any public announcement relating to (i), (ii) or (iii) above; provided, that the foregoing shall not be applicable in the event that any person or group not affiliated with EIS (as defined in the regulations under the Securities Exchange Act of 1934) (A) acquires 5% or greater of the Company's Common Stock (or any such exchangeable, convertible or exercisable securities) or (B) otherwise attempts to influence the board of directors of Endorex with respect to a merger, consolidation, asset sale or similar transaction or (C) indicates publicly its intention to effect any transaction in (A) or (B).

          SECTION 4.  Covenants.
                      ---------

          (a)  Fully-diluted Stock Ownership. Notwithstanding any other
               -----------------------------
provision of this Agreement, in the event that EIS shall have determined that at any time it (together with its Affiliates, if applicable) holds or has the right to receive Common Stock (or securities or rights, options or warrants exercisable, exchangeable or convertible for or into Common Stock) representing in the aggregate in excess of 19.9% of the Company's outstanding Common Stock on a fully-diluted basis (i.e. assuming the exercise, exchange or conversion of those securities beneficially owned by EIS or its Affiliates, but not the exercise, exchange or conversion of any other similar securities), EIS shall have the right, in its sole discretion, rather than acquiring such securities from the Company, to exchange such number of securities, as are necessary to bring its holdings to below 19.9% of the voting securities of the Company, for non-voting, liquidation preference equity securities of the Company (which shall be reasonably satisfactory to each of the Company and EIS), which equity securities shall be entitled to all of the other rights and benefits of the Common Stock. In the event that EIS shall undertake to exercise such right, EIS shall retain the additional right to exchange such new class of equity security for Common Stock, in its discretion.

          (b)  Use of Proceeds. The Company shall use the proceeds of (i) the
               ---------------
sale of the Series C Preferred Stock solely to meet its capitalization and funding requirements to Newco, and (ii) the disbursements under the Convertible Note (if any) solely to meet its development funding obligations to Newco.

          (c)  Further Assurances.  From and after the date hereof, each of the
               ------------------
parties hereto agrees to do or cause to be done such further acts and things and deliver or cause to be delivered to each other such additional assignments, agreements, powers and instruments, as each may reasonably require or deem advisable to carry into effect the purposes of the Transaction Documents or to better to assure and confirm unto each other their respective rights, powers and remedies hereunder and thereunder.

          SECTION 5.  Entire Agreement.  This Agreement and the other
                      ----------------
Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto; provided, that Section 6 of the letter agreement dated September 30, 1998 (the "Letter Agreement") between Elan Corporation, plc, an Irish public limited company and EIS, on the one hand, and the Company, on the other hand, shall survive the execution and delivery hereof and be subject to the provisions of Section 6 hereof.

          SECTION 6.  Survival and Indemnification.
                      ----------------------------

          (a)  Survival Period. The representations and warranties of the
               ---------------
Company contained herein shall survive for a period of three years after the date hereof.

          (b)  Indemnification. In addition to all rights and remedies available
               ---------------
to the parties hereunder at law or in equity, the Company shall indemnify EIS, and its respective affiliates, and their respective stockholders, officers, directors, employees, agents, representatives, successors and assigns (collectively, the "Indemnified Person"), and save and hold each Indemnified Person harmless from and against and pay on behalf of or reimburse each such Indemnified Person, as and when incurred, for any and all loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of such Indemnified Person or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses"), that any such Indemnified Person may suffer, sustain incur or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

               (i) any misrepresentation or breach of warranty on the part of the Indemnifying Party under Section 2 of this Agreement or Section 4 of the Letter Agreement; or

               (ii) any nonfulfillment, default or breach of any covenant or agreement on the part of the Indemnifying Party under Section 4 of this Agreement.

          (c)  Maximum Recovery. The maximum recovery of EIS under this Section
               ----------------
6 shall not exceed the sum of (x) $8,410,500 and (y) the amount outstanding (if any) under the Convertible Note at the time of any claim for indemnity hereunder. No Indemnified Person shall assert any such claim unless Losses in respect thereof incurred by any Indemnified Person, when aggregated with all previous Losses hereunder, equal or exceed $50,000, and the obligation of the Company to indemnify shall not apply to the first $50,000 of losses to the Indemnified Person.

          (d)  Exception. Notwithstanding the foregoing, and subject to the
               ---------
following sentence, upon judicial determination that is final and no longer appealable, that the act or omission giving rise to the indemnification set forth above resulted primarily out of or was based primarily upon the Indemnified Person's negligence (unless such Indemnified Person's negligence was based upon the Indemnified Person's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Company herein), the Company shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Company shall be entitled to recover from the Indemnified Persons all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses (including reasonable attorneys fees) of the Company reasonably incurred in connection with the Indemnified Person's claim for indemnity, together with interest at the rate per annum publicly announced by Morgan Guaranty Trust Company as its prime rate from the time of payment of such amounts to the Indemnified Person until repayment to the Company.

          (e)  Investigation. All indemnification rights hereunder shall survive
               -------------
the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to the extent provided in Section 6(b) above, irrespective of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Indemnified Persons or the acceptance of any certificate or opinion.

          (f)  Contribution. If the indemnity provided for the this Section 6
               ------------
shall be, in whole or in part, unavailable to any Indemnified Person, due to
Section 6(b) being declared unenforceable by a court of competent jurisdiction based upon reasons of public policy, so that Section 6(b) shall be insufficient to hold each such Indemnified Person harmless from Losses which would otherwise be indemnified hereunder, then the Company and the Indemnified Person shall each contribute to the amount paid or payable for such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Indemnified Person on the other, but also the relative fault of the Company and be in addition to any liability that the Company may otherwise have. Subject to Section 6(h) hereunder, the indemnity, contribution and expense reimbursement obligations that the Company has under this Section 6 shall survive the expiration of the Transaction Documents. The parties hereto further agree that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Person is a formal part to any such lawsuit, claims or other proceedings.

          (g)  Limitation. No claim shall be brought by an Indemnified Person in
               ----------
respect of any misrepresentation or breach of warranty under this Agreement after three years from and after the date hereof unless written notice thereof shall have been provided prior to such three year period, in which case surviving claims shall be limited to those in such notice; and any claim for nonfulfillment, default or breach of any covenant shall be brought within one year of the date of that such Indemnified Person became aware or should have become aware of the nonfulfillment, default or breach, unless written notice thereof shall have been provided prior to such one-year period, in which case such surviving claims shall be limited to those in such notice. Except as set forth in the previous sentence and in Section 6(c) above, this Section 6 is not intended to limit the rights or remedies otherwise available to any party hereto with respect to this Agreement or the Transaction Documents.

          SECTION 7.  Notices.  All notices, demands and requests of any kind to
                      -------
be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier or by registered or certified airmail, return receipt requested and postage prepaid, addressed as follows:

               (i)    if to the Company, to:

                      Endorex Corp.
                      900 Lake Shore Drive
                      Lake Bluff, Illinois 60044
                      Attn: President

                      with a copy to:

                      Brobeck, Phleger & Harrison LLP
                      1633 Broadway, 47/th/ Floor
                      New York, New York 10019
                      Attention: Nigel L. Howard, Esq.

               (ii)   if to EIS, to:

                      Elan International Services, Ltd.
                      102 St. James Court
                      Flatts, Smiths Parish
                      Bermuda FL04
                      Attention: Director

                      with a copy to:

                      Brock Silverstein McAuliffe LLC
                      153 East 53rd Street, 56/th/ Floor
                      New York, New York 10022
                      Attention: David Robbins, Esq.

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 7. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery,
(ii) in the case nationally-recognized overnight courier, on the second business day after the date when sent and (iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted. Notice hereunder may be given on behalf of the parties by their respective attorneys.

          SECTION 8.   Amendments.  This Agreement may not be modified or
                       ----------
amended, or any of the provisions hereof waived, except by written agreement of the Company and EIS.

          SECTION 9.   Counterparts and Facsimile. The Transaction Documents may
                       --------------------------
be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. Each of the Transaction Documents may be signed and delivered to the other party by facsimile transmission; such transmission shall be deemed a valid signature.

          SECTION 10.  Headings.  The section and paragraph headings contained
                       --------
in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

          SECTION 11.  Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of laws.

          SECTION 12.  Expenses.  Each of the parties shall be responsible for
                       --------
its own costs and expenses incurred in connection with the transactions contemplated hereby and by the other Transaction Documents.

          SECTION 13.  Public Releases; Etc. Neither the Company nor EIS shall,
                       --------------------
except as required by applicable law or judicial or administrative process or pursuant to arrangements with financial, accounting or legal advisors, disclose to any person or entity, publicly or privately, this Agreement or the substance of the transactions contemplated hereby, without the prior written consent of the other party. Prior to issuing any press release or public disclosure in respect of this Agreement or the transactions contemplated hereby, the party proposing such issuance shall obtain the consent of the other party to the contents thereof, which consent shall not be unreasonably withheld or delayed; it being understood that if such second party shall not have responded to such consent request within one business day, such consent shall be deemed given.

          SECTION 14.  Schedules, etc.  All statements contained in any exhibit
                       --------------
or schedule delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement and shall be deemed representations and warranties hereunder.

          SECTION 15.  Assignments.  This Agreement and all of the provisions
                       -----------
hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement, the other Transaction Documents, and the Securities may be transferred by EIS to affiliates and subsidiaries without restriction or other entities in which any affiliates of EIS may have a contractual or equity interest (so long as EIS acts as agent or nominee for determinations hereunder); provided, however, that EIS shall remain liable for its obligations hereunder after any such assignment. Other than as set forth above, no party shall transfer or assign this Agreement or the other Transaction Documents or any interest therein without the prior written consent of the other party.

                            [Signature page follows]

          IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the date first written above.

                             Endorex Corp.

                             By:/s/ David G. Franckowiak
                                ------------------------------------------------
                                   Name:  David G. Franckowiak
                                   Title: Vice President, Finance and
                                          Administration

                             Elan International Services, Ltd.

                             By:/s/ Kevin Insley
                                ------------------------------------------------
                                   Name:  Kevin Insley
                                   Title: President and Chief Financial Officer

                                 Schedule 2(a)
                                 -------------
                     to the Securities Purchase Agreement

                        Organization and Qualification
                        ------------------------------

                                   Delaware
                                   Illinois

                                 Schedule 2(b)
                                 -------------
                     to the Securities Purchase Agreement

                                Capitalization
                                --------------

(a) Warrants. As described in the Company's SEC filings, there are outstanding warrants (i) to purchase up to 66,668 shares of the Company's Common Stock at $2.3125 per share exercisable until April 16, 2002, (ii) to purchase 2,162,162 shares of the Company's Common Stock at $2.54375 per share exercisable from April 16, 1998 until April 16, 2003 and (iii) to purchase 230,770 shares of the Company's Common Stock at $10.00 per share exercisable until January 20, 2004.

(b) Options. Pursuant to the Company's Amended and Restated 1995 Omnibus Incentive Plan, which authorizes the grant of options to purchase up to 2,000,000 shares of the Company's Common Stock, there are outstanding options to purchase 1,483,172 shares of Common Stock.

(c) Registration Rights. Pursuant to agreements dated as of March 1, 1996 and June 26, 1996, the holders of approximately 666,667 shares of the Company's Common Stock are entitled to certain demand, piggyback and S-3 registration rights. Pursuant to various Subscription Agreements dated as of July 16, 1997, October 10, 1997 and October 17, 1997 and a Placement Agency Agreement dated July 1, 1997, the Company filed a registration statement on Form S-2 (the "Registration Statement") to register 10,655,202 shares of the Company's Common Stock. The Registration Statement was declared effective on August 5, 1998. Pursuant to a Registration Rights Agreement, dated as of January 21, 1998, between the Company and EIS, EIS is entitled to certain demand and piggyback registration rights with respect to (i) certain shares of Common Stock issued pursuant to a Stock Purchase Agreement dated as of January 21, 1998, (ii) Common Stock issued or issuable upon conversion of certain shares of Series B convertible preferred stock and (iii) Common Stock issued or issuable upon exercise of a warrant to purchase 230,770 shares of Common Stock.

                                 Schedule 2(e)
                                 -------------
                     to the Securities Purchase Agreement

                                   Approvals
                                   ---------

                                     None.

                                 Schedule 2(f)
                                 -------------
                     to the Securities Purchase Agreement

                    Filings, Taxes and Financial Statements
                    ---------------------------------------


Amended and Restated 1995 Omnibus Incentive Plan.

                                 Schedule 2(g)
                                 -------------
                     to the Securities Purchase Agreement

                              Absence of Changes
                              ------------------


     Capital Expenditures:
          Leasehold Improvements             $ 113,222
          Lab Equipment                      $  37,960
                                             ---------
          Total Capital Expenditures         $ 151,182
                                             =========


                                 Schedule 2(h)
                                 -------------
                     to the Securities Purchase Agreement

                                No Liabilities
                                --------------

                                     None.

                                 Schedule 2(i)
                                 -------------
                     to the Securities Purchase Agreement

                             Intellectual Property
                             ---------------------

                                     None.

                                 Schedule 2(j)
                                 -------------
                     to the Securities Purchase Agreement

                              Brokers or Finders
                              ------------------

(a) The Company and Paramount Capital, Inc. ("Paramount") have entered into a financial advisory agreement (the "Financial Advisory Agreement"), dated October 16, 1997, whereby Paramount acts as the Company's non-exclusive financial advisor for a minimum period of 24 months.

                                                                       EXHIBIT A

            CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

                     SERIES C CONVERTIBLE PREFERRED STOCK

                                      OF

                                 ENDOREX CORP.

          The undersigned officers of Endorex Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify that, pursuant to authority conferred by the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted a resolution adopting a Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock (this "Certificate of Designations") providing for certain designations, powers, number, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of 200,000 shares of Series C Convertible Preferred Stock, par value $.05 per share, which resolution is as follows:

          RESOLVED: That pursuant to Article Fourth of the Certificate of Incorporation, as amended, of this Corporation, the Board of Directors hereby establishes the following series of Preferred Stock, par value $.05 per share (the "Preferred Stock"), of the Corporation having the designations, powers, number, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof set forth below:

          1.   Designation.  200,000 shares of the Preferred Stock shall be
               -----------
designated and known as the "Series C Convertible Preferred Stock." Such number of shares may be increased or decreased by resolution of the Board of Directors after obtaining the consent of a majority in interest of the then outstanding shares of Series C Convertible Preferred Stock; provided, however, that no decrease shall reduce the number of shares of Series C Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

          2.   Dividend Provisions.
               -------------------

               (a) Subject to the prior and superior rights of any series of Preferred Stock which may from time to time come into existence, the holders of shares of Series C Convertible Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible solely into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of seven percent (7%) per annum. Such dividends shall be cumulative and accrue annually on the last day of December (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday), in each year, commencing on December 31, 1998, for each full year and each portion of a year that the share entitled to such dividend is outstanding.

               (b) Such dividends shall be payable in shares (but not fractional shares) of Series C Convertible Preferred Stock.

               (c) In addition, when and if the Board of Directors shall declare a dividend or distribution payable with respect to the then outstanding shares of Common Stock of the Corporation (other than a dividend payable solely in shares of Common Stock), the holders of the Series C Convertible Preferred Stock shall be entitled to the amount of dividends per share as would be payable on the largest number of whole shares of Common Stock into which each share of Series C Convertible Preferred Stock could then be converted pursuant to Section 5 hereof (such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

          3.   Liquidation Preference.
               ----------------------

               (a) In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary (collectively, a "Liquidation"), before any payment of cash or distribution of other property shall be made to the holders of the Common Stock (the "Common Stockholders") or any other class or series of stock subordinate in Liquidation Preference to the Series C Convertible Preferred Stock, the Series C Convertible Preferred Stockholders shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, an amount equal to the sum of (i) the Original Purchase Price per share (as appropriately adjusted for any combinations or divisions or similar recapitalizations affecting the Series C Convertible Preferred Stock after issuance) (the "Series C Liquidation Preference"), out of funds legally available therefor, and (ii) an amount equal to any declared but unpaid dividends thereon. As used herein, the "Original Purchase Price" is $100 per share.

               (b) If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series C Convertible Preferred Stockholders the full amounts to which they shall be entitled, the Series C Convertible Preferred Stockholders shall share ratably in any distribution of assets in proportion to the respective amounts which would be payable to them in respect of the shares held by them if all amounts payable to them in respect of such were paid in full pursuant to Section 3(a).

               (c) After the distributions described in subsection (a) above have been paid, subject to the rights of other series of Preferred Stock which may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

               (d) For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation), unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition (by virtue of securities issued as consideration for the Corporation's acquisition) hold at least 50% of the voting power of the surviving or acquiring entity; or (B) a sale of all or substantially all of the assets of the Corporation.

                    (i) In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value, which shall be valued as follows:

                           (A)  Securities not subject to investment letter or
other similar restrictions on free marketability covered by (B) below:

                                (1)  If traded on a securities exchange or
through Nasdaq (as defined below), the average of the closing prices of the securities on such exchange during the thirty (30) day period ending three (3) days prior to the closing;

                                (2)  If actively traded over-the-counter, the
average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                                (3)  If there is no active public market, the
fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series C Convertible Preferred Stock.

                           (B)  The method of valuation of securities subject to
investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                    (ii) In the event the requirements of this subsection 3(d) are not complied with, the Corporation shall forthwith either:

                           (A)  cause such closing to be postponed until such
time as the requirements of this Section 3 have been complied with; or

                           (B)  cancel such transaction, in which event the
rights, preferences and privileges of the holders of the Series C Convertible Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 3(d)(iii) hereof.

                    (iii) The Corporation shall give each holder of record of Series C Convertible Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

          4.   Exchange.
               --------

               (a) At any time on or after the date upon which any shares of Series C Convertible Preferred Stock were first issued (the "Purchase Date"), each holder of record of Series C Convertible Preferred Stock may, at its option, on one occasion, exchange (the "Exchange Right") the Series C Convertible Preferred Stock for shares of common stock, par value $1.00 per share, of Endorex Newco, Ltd., a Bermuda corporation ("Newco"), formed by the Corporation and Elan International Systems, Ltd., such that the aggregate percentage ownership of all holders of record of Series C Convertible Preferred Stock becomes fifty percent (50%) of the then outstanding shares of Newco common stock (the "Newco Common Stock"), provided that all holders of record of Series C Convertible Preferred Stock shall elect to exercise the Exchange Right at the same time and shall have not exercised any portion of the Conversion Rights (as defined herein).

               (b) To exercise the Exchange Right under this Paragraph 4, each holder of record of Series C Convertible Preferred Stock, not more than ninety
(90) nor less than forty-five (45) days prior to the date on which the Exchange Right is to be exercised (the "Exchange Date"), shall give notice by first class mail, postage prepaid, to the Corporation. Each such notice of exchange shall specify the Exchange Date; the place or places for delivery; that accrued but unpaid dividends to the Exchange Date are to be paid on the Exchange Date; and that on and after the Exchange Date, such shares of Series C Convertible Preferred Stock shall be surrendered and extinguished, and all rights whatsoever with respect to such shares, including any rights of conversion, shall terminate. On or after the Exchange Date, as stated in such notice, each holder of the shares of Series C Convertible Preferred Stock shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive such number of shares of Newco Common Stock so as to increase the aggregate percentage ownership of all holders of record of Series C Convertible Preferred Stock to 50% of the then outstanding shares of Newco Common Stock.

               (c) Neither the Corporation nor Newco shall be liable to pay any tax which may become due or payable in respect of any transfer involved in the issue and delivery upon exchange of the Series C Convertible Preferred Stock for the Newco Common Stock in a name other than that of the record holder of the shares of the Series C Convertible Preferred Stock being exchanged. In addition, neither the Corporation nor Newco shall be required to issue or deliver any such shares unless and until the person or persons requesting the issuance thereof shall have (i) paid to the Corporation or Newco the amount of any such tax, (ii) established to the satisfaction of the Corporation or Newco that such tax has been paid or (iii) agreed in writing to indemnify the Corporation and Newco from and against any liability arising from a failure to pay or withhold such tax, as well as any interest and penalty related thereto.

          5.   Conversion. The holders of the Series C Convertible Preferred
               ----------
Stock shall have conversion rights (the "Conversion Rights") as follows:

               (a)  Right to Convert. Each share of Series C Convertible
                    ----------------
Preferred Stock shall be convertible, at the option of the holder thereof, at any time two years after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Liquidation Preference by the conversion price applicable to such share (the "Conversion Price"), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion; provided, however, that in no event shall any holder of Series C Convertible Preferred Stock be entitled to convert his, her or its shares of Series C Convertible Preferred Stock in excess of that number of Series C Convertible Preferred Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed nineteen and nine-tenths percent (19.9%) of the outstanding shares of Common Stock following such conversion. For purposes of the foregoing provision, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series C Convertible Preferred Stock with respect to which the determination of such provision is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted shares of Series C Convertible Preferred Stock beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The initial Conversion Price per share for shares of Series C Convertible Preferred Stock shall be $9.00; provided, however, that the Conversion Price for the Series C Convertible Preferred Stock shall be subject to adjustment as set forth in subsection 5(d).

               (b)  Automatic Conversion. Each share of Series C Convertible
                    --------------------
Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series C Convertible Preferred Stock immediately upon the earlier of (i) October 21, 2002 and (ii) the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $9.00 per share (adjusted to reflect subsequent stock dividends, combinations, splits or recapitalization) and with aggregate gross proceeds of not less than $10,000,000 (a "Qualified Public Offering").

               (c)  Mechanics of Conversion. Before any holder of Series C
                    -----------------------
Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Convertible Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Convertible Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with a Qualified Public Offering, the conversion may, at the option of any holder tendering Series C Convertible Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series C Convertible Preferred Stock shall not be deemed to have converted such Series C Convertible Preferred Stock until immediately prior to the closing of such sale of securities.

               (d)  Conversion Price Adjustments of Preferred Stock for Certain
                    -----------------------------------------------------------
Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series
-------------------------------------------
C Convertible Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i) (A) If the Corporation shall issue, after the Purchase Date, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Closing Price on such date, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price equal to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (w) the number of shares of Common Stock outstanding immediately prior to such issuance (assuming the conversion of all then outstanding shares of Series C Convertible Preferred Stock and including shares issued or issuable pursuant to Section 5(d)(ii)(B)) and (x) the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the sum of (y) the number of shares of Common Stock outstanding immediately prior to such issuance (assuming the conversion of all then outstanding shares of Series C Convertible Preferred Stock and including shares issued or issuable pursuant to Section 5(d)(ii)(B)) and (z) the number of shares of such Additional Stock.

                         (B)  No adjustment of the Conversion Price for the
Series C Convertible Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 5(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                         (C)  In the case of the issuance of Common Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                         (D)  In the case of the issuance of the Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                         (E)  In the case of the issuance (whether before, on or
after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 5(d)(i) and subsection 5(d)(ii):

                              (1)  The aggregate maximum number of shares of
Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 5(d)(i)(C) and (d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                              (2)  The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange (to the extent then convertible or exchangeable) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 5(d)(i)(C) and (d)(i)(D)).

                              (3)  In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series C Convertible Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                              (4)  Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series C Convertible Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                              (5)  The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to subsections 5(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 5(d)(i)(E)(3) or (4).

               (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 5(d)(i)(E)) by the Corporation after the Purchase Date to Affiliates of the Corporation or directors, officers, employees or agents of such Affiliates, other than shares of Common Stock issuable or issued to employees, consultants or directors of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation (provided that the sum of such number of shares of Common Stock issuable or issued pursuant to such stock option plan or restricted stock plan shall in no event represent more than fifteen percent (15%) of the authorized number of shares of Common Stock). "Affiliates" shall mean, with respect to any party, any entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such party. For purposes of this definition, "control" means the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

               (iii) In the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series C Convertible Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 5(d)(i)(E).

               (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series C Convertible Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

          (e)  Other Distributions. In the event the Corporation shall declare a
               -------------------
distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 5(d)(iii), then, in each such case for the purpose of this subsection 5(e), the holders of the Series C Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series C Convertible Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          (f)  Recapitalizations. If at any time or from time to time there
               -----------------
shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5 or Section 3) provision shall be made so that the holders of the Series C Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series C Convertible Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series C Convertible Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (g)  No Impairment.  The Corporation will not, by amendment of its
               -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Convertible Preferred Stock against impairment.

          (h)  No Fractional Shares and Certificate as to Adjustments.
               ------------------------------------------------------

               (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series C Convertible Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series C Convertible Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

               (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series C Convertible Preferred Stock pursuant to this
Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series C Convertible Preferred Stock.

          (i)  Notices of Record Date.  In the event of any taking by the
               ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series C Convertible Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (j)  Reservation of Stock Issuable Upon Conversion.  The Corporation
               ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Convertible Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation, as amended.

          (k)  Notices. Any notice required by the provisions of this Section 5
               -------
to be given to the holders of shares of Series C Convertible Preferred Stock shall be deemed given (i) on the date of service if served personally on the party to whom notice is to be given, or (ii) on the date of transmittal of such notice if sent via telecopy to the party to whom notice is to be given and addressed to each holder of record at his address appearing on the books of the Corporation, or (iii) two business days following the date of mailing if such notice is sent by recognized overnight courier or by regular postal service.

     6.     Voting Rights.  In any vote by the holders of the Series C
            -------------
Convertible Preferred Stock acting as a class, each holder of Series C Convertible Preferred Stock shall be entitled to one (1) vote for each share of Series C Convertible Preferred Stock.

     7.     Protective Provisions.  Subject to the rights of any series of
            ---------------------
Preferred Stock which may from time to time come into existence, so long as any shares of Series C Convertible Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series C Convertible Preferred Stock, voting separately as a class:

               (i) increase or decrease the authorized or outstanding number of the shares of Series C Convertible Preferred Stock, respectively, so as to affect adversely the shares; or

               (ii) authorize or issue any other equity security, or security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series C Convertible Preferred Stock with respect to voting, dividends, liquidation or redemption, respectively.

     8.     Status of Converted or Exchanged Stock.  In the event any shares of
            --------------------------------------
Series C Convertible Preferred Stock shall be exchanged pursuant to Section 4 or converted pursuant to Section 5 hereof, the shares so exchanged or converted shall be cancelled and shall not be reissuable by the Corporation. The Certificate of Incorporation, as amended, of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                                       EXHIBIT A

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations, Preferences and Rights to be duly executed by its President and Chief Executive Officer and attested to by its Secretary this 20th day of October, 1998.

                                        ENDOREX CORP.

                                        By:  /s/ Michael S. Rosen
                                             --------------------
                                        Name:  Michael S. Rosen
                                        Title: President and Chief Executive
                                                Officer

ATTEST:

By:  /s/ David G. Franckowiak
     ------------------------
Name:  David G. Franckowiak
Title: Secretary

                                                                       EXHIBIT B

NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS NOTE OR OF ANY SHARES OF COMMON STOCK ISSUED PURSUANT HERETO MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR (II) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY IN FORM AND CONTENT TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

                                 ENDOREX CORP.

                          CONVERTIBLE PROMISSORY NOTE

MAXIMUM U.S. $4,806,000                                       OCTOBER 21, 1998
                                                              NEW YORK, NEW YORK

          The undersigned, ENDOREX CORP., a Delaware corporation with offices at 900 North Shore Drive, Lake Bluff, Illinois 60044 ("Endorex"), unconditionally promises to pay to ELAN INTERNATIONAL SERVICES, LTD., a Bermuda corporation ("EIS"), or any of its successors or assigns or any other holder of this Note (collectively, the "Holder"), on December 31, 2005 (the "Maturity Date"), at such place as may be designated by the Holder to Endorex, the principal amount outstanding hereunder (not to exceed U.S.$4,806,000), together with interest thereon accrued at a rate per annum equal to the lesser of (x) 7% and (y) the maximum rate of interest permitted by applicable law, from and after the date of the initial disbursement of funds (the "Original Issue Date"), compounded on a semi-annual basis, the initial such compounding to take place on the date which is six months from and after the Original Issue Date (each such date, a "Compounding Date").

     SECTION 1.  SECURITIES PURCHASE AND JOINT DEVELOPMENT AND OPERATING
                 -------------------------------------------------------
                 AGREEMENTS; DISBURSEMENTS
                 -------------------------

     (a) This Note is issued pursuant to a securities purchase agreement dated as of the date hereof by and between Endorex and EIS (the "Securities Purchase Agreement"). This Note is the Promissory Note referred to in the Securities Purchase Agreement and the Holder is intended to be afforded the benefits thereof, including the representations and warranties set forth by Endorex therein. Endorex shall use the proceeds of the issuance and sale of this Note solely in accordance with the provisions set forth in that certain Joint Development and Operating Agreement, dated as of the date hereof, by and among Elan Corporation, plc, EIS, Endorex and Endorex Newco, Ltd. ("Newco") (the "Joint Development and Operating Agreement"), and as described in Section 5 below.

     (b) Disbursements shall be made to Endorex hereunder in minimum increments of $500,000 (except in the event that an amount less than $500,000 shall be remaining and available for funding hereunder, in which case such lesser amount may be funded hereunder) as follows: (X) from January 1, 2000 until December 31, 2000, up to a maximum of $3,204,000, and (Y) from January 1, 2001 until December 31, 2001, up to a maximum of an additional $1,602,000. The Holder shall not be required to make more than one disbursement per calendar quarter.

          (c) The Holder shall not be obliged to disburse more than an aggregate principal amount of $4,806,000 hereunder.

          (d) In order to receive a disbursement hereunder, Endorex shall provide notice thereof to the Holder in the form attached hereto as Exhibit A
                                                                    ---------
(the "Disbursement Notice"); the Holder shall, subject to the terms and conditions hereof, fund such amount within five business days of the receipt of such notice.

     SECTION 2.   PAYMENTS
                  --------

          (a) Unless earlier converted in accordance with the terms of Section 3 below, canceled in accordance with Section 4 below, or prepaid in accordance with the terms hereof, the entire outstanding principal amount of this Note, together with any accrued and unpaid interest thereon, shall be due and payable on the Maturity Date.

          (b) Accrued interest hereon shall not be paid in cash, but shall be capitalized and added to principal amount outstanding hereunder on each Compounding Date.

          (c) Any disbursements, together with accrued and unpaid interest thereon, under this Note may be prepaid by Endorex at any time, in whole or in part, upon five days written notice to the Holder.

     SECTION 3.   CONVERSION
                  ----------

          (a) From and after the Original Issue Date and until this Note is repaid in full, the Holder shall have the right from time to time, in its sole discretion, to convert the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder into shares of the common stock of Endorex, par value $.001 per share (the "Common Stock"), at a conversion price of $5.70 per share, subject to appropriate adjustment for stock splits, reverse stock splits and recapitalizations. Any principal amount outstanding hereunder which is converted into shares of Common Stock pursuant to the previous sentence shall at all times (i) be deemed borrowings hereunder for purposes of calculating the maximum principal amount of borrowings permitted hereunder of $4,806,000 and
(ii) be deemed repaid for all other purposes.

          (b) The Holder shall be entitled to exercise the rights of conversion as described in this Section 3 upon 30 days notice to Endorex, such notice to be in the form attached hereto as Exhibit B.
                               ---------

     SECTION 4.   CONDITIONS TO FUNDING
                  ---------------------

          It shall be a condition of the Holder's funding obligations hereunder that at any time Endorex shall present a Disbursement Notice to the Holder, Endorex shall not be in default or breach in any material respect under (a)
Section 7 hereof, (b) Section 2 or 4 of the Securities Purchase Agreement or (c) any section of license agreement dated as of the date hereof between Endorex and Newco.

     SECTION 5.   CANCELLATION
                  ------------

          (a) In the event that EIS shall exercise its right of exchange in respect of the Series C Preferred Stock issued by the Company to EIS pursuant to the terms of the Securities Purchase Agreement, as such right is described therein, an amount outstanding hereunder equal to the sum of (X) an amount necessary to make the amount of Development Funding provided by each of the parties to Newco in accordance with the terms of the Joint Development and Operating Agreement equal, and (Y) 3.5% of the amount determined in accordance with clause (X) above, shall be canceled upon the closing of such exchange.

          (b) In no event shall the amount determined in accordance with subsection (a) above exceed the aggregate principal amount issued hereunder and accrued interest thereon.

     SECTION 6.   USE OF PROCEEDS
                  ---------------

          Endorex shall use the proceeds of this Note solely to fund its obligations to Newco in accordance with a duly authorized Newco Research and Development Plan, as described in the Joint Development and Operating Agreement.

     SECTION 7.   EVENTS OF DEFAULT
                  -----------------

          The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):

          (a) a default in the payment of the principal amount of this Note, when and as the same shall become due and payable;

          (b) a default in the payment of any accrued and unpaid interest on any Note, when and as the same shall become due and payable;

          (c) a default in the performance, or a breach of any other covenant or agreement of Endorex contained in this Note, and continuance of such default or breach for a period of 10 days after the Holder has notified Endorex of its occurrence;

          (d) any representation, warranty or certification made by Endorex pursuant to this Note, or any other Transaction Document shall prove to have been false or misleading as of the date made in any material respect and EIS has asserted a claim for indemnity in respect thereof;

          (e) (i) the entry of a decree or order by a court having jurisdiction adjudging Endorex bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Endorex, under United States bankruptcy or insolvency law, as now or hereafter constituted, and the continuance of any such decree or order unstayed and in effect for a period of 120 days; (ii) the commencement by Endorex of a voluntary case under United States bankruptcy law, as now or hereafter constituted, or the consent by Endorex to the institution of bankruptcy or insolvency proceedings against it; (iii) the filing by Endorex of a petition or answer or consent seeking reorganization or relief under United States bankruptcy law; (v) the appointment of a receiver, liquidator, assignee, trustee, or similar official of Endorex or of any substantial part of its property which is not discharged within 120 days; (vi) the making by Endorex of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Endorex in furtherance of any such action; or

          (f) a material default by Endorex under any of the Transaction Documents and continuance of such default for a period of 30 days after the Holder has notified Endorex of its occurrence.

     SECTION 8.   REMEDIES IN THE EVENT OF DEFAULT
                  --------------------------------

          (a) In the case of any Event of Default by Endorex, the aggregate amount of funds advanced to Endorex under this Note and outstanding hereunder and accrued and unpaid interest thereon shall, in addition to all other rights and remedies of the Holder hereunder and under applicable law, be and become immediately due and payable upon written notice delivered by Holder to Endorex.

          (b) Endorex hereby waives demand and presentment for payment, notice of nonpayment, protest and notice of protest, diligence, filing suit, and all other notice and promises to pay the Holder its costs of collection of all amounts due hereunder, including reasonable attorneys' fees.

          (c) In the case of any Event of Default or breach of this Note by Endorex this Note shall continue to bear interest after such default or breach at the interest rate otherwise in effect hereunder plus 3% per annum (but in any event not in excess of the maximum rate of interest permitted by applicable law).

     SECTION 9.   SENIORITY
                  ---------

          This Note shall constitute senior indebtedness of Endorex, and Endorex shall not incur any indebtedness for money borrowed which shall rank senior to this Note without the prior consent of the Holder; provided, that (i) nothing contained herein shall be construed as to prevent Endorex from (a) incurring and paying obligations in the ordinary course of business, in accordance with past practice or (b) incurring any obligations which rank pari passu with the obligations evidenced hereby and (ii) Endorex may incur up to $1,000,000 aggregate principal amount of senior indebtedness, equipment financing and mortgages incurred in connection with the acquisition of assets that may be senior to this Note, provided that in the case of equipment financing and mortgages the fair market value of the relevant assets acquired exceeds the outstanding principal amount of such indebtedness at the time the indebtedness is to be incurred.

     SECTION 10.  MISCELLANEOUS
                  -------------

          (a) EIS may assign or transfer this Note to its affiliates or other entities in which any affiliates of EIS may have a contractual or equity interest (so long as EIS acts as agent or nominee for determinations hereunder); provided, however, that EIS shall remain liable for its obligations hereunder after any such assignment. This Note and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that EIS and Endorex shall remain liable for their respective obligations hereunder after any such assignment or transfer.

          (b) All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier or by registered or certified airmail, return receipt requested and postage prepaid, addressed as follows:

               (i)       if to Endorex:

                         Endorex Corp.
                         900 North Shore Drive
                         Lake Bluff, Illinois 60044
                         Attn: President

               with a copy to:
                         Brobeck, Phleger & Harrison LLP
                         1633 Broadway, 47/th/ Floor
                         New York, New York 10019
                         Attention: Nigel L. Howard, Esq.

               (ii)      if to EIS, to:

                         Elan International Services, Ltd.
                         102 St. James Court
                         Flatts, Smiths Parish
                         Bermuda  SL04
                         Attention: Director

                         with a copy to:

                         Brock Silverstein McAuliffe LLC
                         153 East 53rd Street
                         New York, New York 10022
                         Attention: David Robbins, Esq.

          Each party, by written notice given to the other in accordance with this Section 10(b) may change the address to which notices, other communication or documents are to be sent to such party. All notices, other communications or documents shall be deemed to have been duly given when received. Any such notice or communication shall be deemed to have been received (iv) in the case of personal delivery, on the date of such delivery, (v) in the case of nationally-recognized overnight courier, on the second business day after the date when sent and (vi) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted. Notice hereunder may be given on behalf of the parties by their respective attorneys.

          (c) This Note may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Company and EIS.

          (d) This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of laws.

                           [Signature page follows]

          IN WITNESS WHEREOF, Endorex and EIS have executed this Note on the date first above written.

                    Endorex Corp.


                    By:  /s/ David G. Franckowiak
                         ------------------------
                         Name:  David G. Franckowiak
                         Title: Vice President, Finance and
                                 Administration


                    ELAN INTERNATIONAL SERVICES, LTD.


                    By:  /s/ Kevin Insley
                         ----------------
                         Name:  Kevin Insley
                         Title:  President and Chief Financial Officer

                                   EXHIBIT A

                      NOTICE OF REQUEST FOR DISBURSEMENT

Date:
To:    Elan International Services, Ltd.
From:  Endorex Corp.
Re:    Disbursement Request

________________________________________________________________________________
Pursuant to the terms of the Convertible Promissory Note issued by Endorex Corp. ("Endorex") to Elan International Services, Ltd. ("EIS"), dated October 21, 1998, Endorex hereby notifies EIS of its request for a disbursement thereunder in the amount of $__________. Please provide funding in the requested amount to Endorex in accordance with the following wire instructions:

               [



                                    ]

                         Sincerely,

                         ENDOREX CORP.



                         By:_____________________________________
                            Name:
                            Title:

                                   EXHIBIT B

              NOTICE OF ELECTION TO EXERCISE THE CONVERSION RIGHT
              ---------------------------------------------------

Date:
To:    Endorex Corp.
From:  Elan International Services, Ltd.
Re:    Exercise of the Conversion Right

________________________________________________________________________________

          Pursuant to the terms of the Convertible Promissory Note (the "Note") issued by Endorex Corp. ("Endorex") to Elan International Services, Ltd. ("EIS"), dated October 21, 1998, specifically Section 3 thereof, EIS hereby notifies Endorex of its intention to exercise its right of conversion.

          Pursuant to Section 3 of the Note, EIS hereby elects to convert the principal and all accrued and unpaid interest on the Note for shares of the common stock of Endorex, par value $.001 per share, based upon a conversion rate of $5.70 per share.

          We have instructed our attorneys to contact Endorex to discuss the timing and documentation of the conversion.

                              Sincerely,


                              ELAN INTERNATIONAL SERVICES, LTD.


                              By:___________________________________
                                 Name:
                                 Title: